EXHIBIT 99.2



STEELCLOUD LOGO

1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406
E-mail: info@steelcloud.com, www.steelcloud.com
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FOR INVESTOR OR MARKETING INFORMATION CONTACT:
WILLIAM D. HUGHES AT 703-450-0400, EXT. 5124
FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT www.steelcloud.com
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PRESS RELEASE
For Immediate Distribution

                 STEELCLOUD TO PRESENT AT THE BREAN MURRAY & CO.
                    ANNUAL INSTITUTIONAL INVESTOR CONFERENCE

Dulles, VA, January 27, 2005 - SteelCloud Inc. (NASDAQ: SCLD), a leading supplier of network security solutions, appliance servers and professional IT services, today announced that Brian Hajost, SteelCloud Chief Operating Officer, will be presenting at Brean Murray & Co. annual Institutional Investor Conference on February 2, 2005. The conference will be held at The New York Palace Hotel, New York, NY.
A link to the live webcast and recording of SteelCloud's presentation will be available on the Company's website, www.steelcloud.com. Replays of the recording will be archived and available on the website for 30 days.

ABOUT STEELCLOUD

SteelCloud is a leading provider of network security solutions, appliance servers and professional IT services. The ISO 9001:2000 certified company develops security and server solutions in collaboration with some of the world's premiere software and technology companies. With a 17-year history of delivering sophisticated IT solutions to major corporate and public sector enterprises, the company has won numerous awards for technical excellence and customer services. SteelCloud's comprehensive engineering, product development, and support infrastructure provide a unique capability for rapidly developing cost effective, high performance network and security solutions. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD HAS NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.




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